UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006 (December 21, 2006)

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701
_______________________________________________
(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2006, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), through LVP Oakview Strip Center LLC (the “Owner”), a wholly owned subsidiary of Lightstone Value Plus REIT LP, its operating partnership (the “Partnership”), acquired a retail shopping mall in Omaha, Nebraska from Oakview Plaza North, LLC (“Oakview”), Frank R. Krejci, Vera Jane Krejci, George W. Venteicher and Susan J. Venteicher (Oakview, Mr. and Mrs. Krejci and Mr. and Mrs. Venteicher, collectively, “Seller”), none of whom are affiliated with the Registrant or its subsidiaries.

The Property is a retail center located in Omaha, Nebraska’s dominant retail area. The Property consists of three single-story retail buildings, is located on approximately 19.6 acres of land and contains approximately 177,303 rentable square feet. Built in 1999 and progressively expanded through 2005, the Property is leased to retail stores and has a 97% occupancy rate.

Subject to Oakview’s development and leasing of an additional 2.1 acre parcel of land (the “Option Land”) located immediately adjacent to the Property, the Partnership will be required to subsequently purchase the Option Land on the commencement of rent under the lease for the Option Land. The contract price for the fully improved and leased Option Land will be determined by dividing the first full year of base rent payments by 9.5%. In the event that it receives notice that Oakview is not successful in negotiating the improvement and leasing of the Option Land, the Partnership will have 30 days to purchase the unimproved Option Land from Oakview for a fixed contract price of $650,000.

The acquisition price for the Property was $33.5 million, including acquisition-related transaction costs. Approximately $6.0 million of the acquisition cost was funded with offering proceeds from the sale of our common stock and the remainder was funded with a $27.5 million fixed rate loan secured by the Property (see Item 2.03 for a description of the loan). Offering proceeds were also used to fund financing related costs ($.2 million) and insurance and tax reserves ($.2 million). The Property was independently appraised at $38.0 million.

The Registrant does not intend to make significant renovations or improvements to the Property. Management of the Registrant believes that the Property is adequately insured.

Item 2.03 Completion of Acquisition or Disposition of Assets.

On December 21, 2006, in connection with the acquisition of the Property, Owner obtained a $27.5 million mortgage loan (the “Loan”) from Wachovia Bank, National Association (“Lender”). The Loan has a 30 year amortization period, matures in 10 years, bears interest at a fixed rate of 5.49% per annum, requires monthly installments of interest only through the first five years and monthly installments of principal and interest throughout the remainder of its stated term. The Loan will mature on January 11, 2017, at which time a balance of approximately $22.6 million will be due, assuming no prior principal prepayment. The Loan will be secured by the Property and will be non-recourse to the Registrant and the Partnership.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 7, 2007, by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information. See Paragraph (a) above.

(c)	Exhibits.

Exhibit Number	Description

10.1	Promissory Note by Owner in favor of Lender

10.2	Guaranty by the Company in favor of Lender

10.3	Assignment of Leases and Rents and Security Deposits by Owner in favor of Lender

10.4	Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing by Owner in favor of Lender

10.5	Consent and Agreement of Beacon Property Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: December 27, 2006	By:	/s/ Michael Schurer
Michael Schurer Chief Financial Officer and Treasurer